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                                                                      EXHIBIT 11


                          PAC RIM HOLDING CORPORATION

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
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


                                                             THREE MONTHS ENDED SEPTEMBER 30,     NINE MONTHS ENDED SEPTEMBER 30,
                                                             --------------------------------     -------------------------------
                                                               1996                   1995          1996                   1995
                                                               ----                   ----          ----                   ----
            PRIMARY:
Average shares outstanding                                      9,528                 9,528         9,528                   9,528
Net effect of dilutive stock
  warrants and options--based on
  modified treasury stock method
  using average market price                                    2,814                 2,816         2,814                   2,816
                                                              -------               -------       -------                 -------
Totals                                                         12,342                12,344        12,342                  12,344
                                                              =======               =======       =======                 =======

Net income (loss)                                             $(5,216)              $  (532)      $(5,656)                $   812
Add interest on retirement of convertible
  debenture, net of tax                                           227                   205           684                     646
                                                              -------               -------       --------                -------
Net income (loss) for primary earnings per share              $(4,989)              $  (327)      $(4,972)                $ 1,458
                                                              =======               =======       =======                 =======

Per share income (loss) amount*                               $ (0.55)              $ (0.06)      $ (0.59)                $  0.09
                                                              =======               =======       =======                 =======

ASSUMING FULL DILUTION:
Average shares outstanding                                      9,528                 9,528         9,528                   9,528
Net effect of dilutive stock
  warrants and options--based on
  modified treasury stock method
  using closing market price                                    2,814                 2,816         2,814                   2,816

Assumed conversion of convertible debenture                     7,273                 7,273         7,273                   7,273
                                                              -------               -------       -------                 -------
Totals                                                         19,615                19,617        19,615                  19,617
                                                              =======               =======       =======                 =======

Net income (loss)                                             $(5,216)              $  (532)      $(5,656)                $   812
Add interest on conversion of convertible
   debenture, net of tax                                          387                   380         1,156                   1,140
Add interest income from excess funds on
  conversion, net of tax                                          110                   102           327                     307
                                                              -------               -------       -------                 -------
Net income (loss) for fully diluted earnings per share        $(4,719)              $   (50)      $(4,173)                $ 2,259
                                                              =======               =======       =======                 =======

Per share income (loss) amount*                               $ (0.55)              $ (0.06)      $ (0.59)                $  0.09
                                                              =======               =======       =======                 =======

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*The Common Stock equivalent shares arising from the effects of stock options, warrants, and convertible debentures were antidilutive for the quarter ended September 30, 1996, therefore, 9,528,000 are used for the calculation of primary and fully diluted earnings per share.